UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2013    (July 9, 2013)

Crawford & Company

(Exact Name of Registrant as Specified in Its Charter)

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Summit Blvd, N.E., Atlanta, Georgia 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Section 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2013, Crawford & Company (the “Company”) announced the retirement from the Board of Directors of the Company of E. Jenner Wood, III. Mr. Wood had served as a valued member of the Board of Directors of the Company since April 1997, and his decision to retire was primarily the result of increased responsibilities at his other corporate and charitable commitments, and not due to any disagreement (as described in Item 5.02(a) of Form 8-K) with the Company. The Company thanks Mr. Wood for his years of service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson
Name:	Allen W. Nelson
Title:	Executive Vice President – General Counsel, Corporate Secretary & Chief Administrative Officer

Date: July 11, 2013